Exhibit 32
                    CERTIFICATION PURSUANT TO
                     18 U.S.C. SECTION 1350,
                      AS ADOPTED PURSUANT TO
          SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


     In connection with the Annual Report of Commercial Property Corporation (the "Registrant") on Form 10-KSB for the year ending October 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Annual Report"), we, David C. Merrell, President and Kristine M. Rogers, Secretary/Treasurer of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Annual Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Annual Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.


Dated: 2/14/2006                          /s/David C. Merrell
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                                          David C. Merrell
                                          President and Director


Dated: 2/14/2006                          /s/Kristine M. Rogers
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                                          Kristine M. Rogers
                                          Secretary and Treasurer